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                                                                    EXHIBIT 99.2

                    CONSENT OF ROBERT A. STANGER & CO., INC.


         We hereby consent to the use of our opinion letter dated August 20, 2001, to the board of directors of Pioneer Natural Resources USA, Inc., which is included as Appendix D to the proxy statement/prospectus forming a part of this Registration Statement, and to references to our firm and such opinion letter in such proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Securities Act"), and we do not thereby admit that we are experts with respect to any part of this Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                             ROBERT A. STANGER & CO., INC.



                                             By: /s/ Kevin T. Gannon
                                                -----------------------------
                                             Name: Kevin T. Gannon
                                                  ---------------------------
                                             Title: Managing Director
                                                   --------------------------


Shrewsbury, New Jersey

August 22, 2001